                                                                      Exhibit 4

               INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS

PROVISIONS OF ARTICLES OF INCORPORATION:

                                   ARTICLE III
                                   -----------

                  (b) The Board of Directors of the Corporation is hereby authorized to issue the Preferred Stock at any time and from time to time, in one or more series and for such consideration, but not less than the par value thereof, as may be fixed from time to time by the Board of Directors. The number of shares which shall comprise each such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) shall be determined from time to time by the Board of Directors. The Board of Directors is hereby expressly authorized, before issuance of any shares of a particular series, to determine any and all rights, preferences and limitations pertaining to such series, including but not limited to:

         (1) Voting rights, if any, including without limitation the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of Common Stock as a single class, or independently as a separate class;

         (2) Rights, if any, permitting the conversion or exchange of any such shares, at the option of the holder, into any other class or series of shares of the Corporation and the price or prices or the rates of exchange and any adjustments thereto at which such shares will be convertible or exchangeable;

         (3) The rate of dividends, if any, payable on shares of such series, the conditions and the dates upon which such dividends shall be payable and whether such dividends shall be cumulative or non-cumulative;

         (4) The amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation;

         (5) Redemption, repurchase, retirement and sinking fund rights, preferences and limitations, if any, the amount payable on shares of such series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or non-cumulative; and

         (6) Any other preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series not fixed and determined herein, to the extent permitted to do so by law.

                  (c) All shares of Preferred Stock shall be of equal rank and shall be identical, except with respect to the particulars that may be fixed by the Board of Directors pursuant to paragraph (b) of Article III and as to the date from which dividends thereon, if any, shall be cumulative if made cumulative by the Board of Directors.

                  (d) All shares of Common Stock shall be of equal rank and shall be identical. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in his name on the books of the Corporation. The Common Stock shall have the following rights relative to the Preferred Stock:

         (1) After the requirements, if any, with respect to preferential dividends on the Preferred Stock shall have been satisfied, and after the Corporation shall have complied with all of the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption, repurchase or retirement accounts, then and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors; and

         (2) After distribution in full of the preferential amount, if any, required to be distributed to the holders of the Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the

Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them respectively.

                  (e) No holder of any class of stock of the Corporation, as such, shall have or be entitled to any preemptive rights whatsoever.

                                   ARTICLE VII
                                   -----------

                  (d) During the period when the holders of any one or more series of Preferred Stock, voting as a class, shall be entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such time as such right shall continue to be asserted: (1) the then otherwise authorized number of directors constituting the entire Board of Directors shall be increased by such specified number of directors and the holders of such Preferred stock shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock; (2) each such additional director shall not be a member of one of the three classes of directors provided for in paragraph
(a) of this Article VII, but shall serve only until the next annual stockholders' meeting or until his successor shall have been elected and qualified, or until his right to hold such office shall terminate pursuant to the provisions of such Preferred Stock, whichever shall be earlier; and (3) whenever the holders of such Preferred Stock shall be divested of such right to elect a specified number of directors pursuant to the provisions of such Preferred Stock, the terms of office of all directors elected by the holders of such Preferred Stock pursuant to such provisions, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock, shall forthwith terminate and the authorized number of directors constituting the entire Board of Directors shall be reduced accordingly.

                  (f) Amendment or deletion of this Article VII shall require the affirmative vote of the holders of at least 80% of the share of the Corporation entitled to vote thereon.

                                  ARTICLE VIII
                                  ------------

                  (a)(1) In addition to any affirmative vote required by law or under any other provision of these Articles of Incorporation, and except as otherwise expressly provided in this Article VIII,

         (A) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined in paragraph (c)(8) of this Article VIII) with or into
(i) any Substantial Stockholder (as hereinafter defined in paragraph (c)(2) of this Article VIII) or (ii) any other corporation (whether or not itself a Substantial Stockholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined in paragraph (c)(7) of this Article VIII) of a Substantial Stockholder, or

         (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Substantial Stockholder or any Affiliate of a Substantial Stockholder of any Substantial Part (as hereinafter defined in paragraph (c)(9) of this Article
VIII) of the assets of the Corporation or of any Subsidiary, or

         (C) the issuance or transfer by the Corporation or by any Subsidiary (in one transaction or a series of related transactions) of any Equity Security (as hereinafter defined in paragraph (c)(11) of this Article VIII) of the Corporation or any Subsidiary to any Substantial Stockholder or any Affiliate of a Substantial Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more, or

         (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, any person shall be a Substantial Stockholder, or

         (E) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any reorganization, merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Substantial Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding securities of any class of equity securities of the Corporation or any Subsidiary which is directly or indirectly Beneficially Owned (as hereinafter defined in paragraph (c)(3) of this Article
VIII) by any Substantial Stockholder, shall (except as otherwise expressly provided in these Articles of Incorporation) require the affirmative vote of the holders of then outstanding Voting Shares (as hereinafter defined in paragraph
(c)(10) of this Article VIII) entitled to cast at least 80% of the votes entitled to be cast by the holders of all of the then outstanding Voting Shares; PROVIDED HOWEVER, that such affirmative vote must include the affirmative vote of the holders of Voting Shares entitled to cast a majority of the votes entitled to be cast by the holders of all the then outstanding Voting Shares not Beneficially Owned by any Substantial Stockholder. Each such affirmative vote shall be required notwithstanding that no vote may be required, or that some lesser percentage may be specified, by law or pursuant to any agreement with any national securities exchange or otherwise.

         (2) The term "Business Combination" as used in this Article VIII shall mean any transaction which is described in any one or more of clauses (A) through (E) of paragraph (a)(1) of this Article VIII.

         (b)(1) The provisions of this Article VIII shall not be applicable to any Business Combination if:

         (A) prior to the date the Substantial Stockholder which is a party thereto or whose proportionate share of the outstanding securities of any class of Equity Security of the Corporation or any Subsidiary is increased by reason thereof, or in the case of a Business Combination described in clause (D) of paragraph (a)(1) of this Article VIII, prior to the date any Substantial Stockholder affected by such Business combination became a Substantial Stockholder, the terms of such transaction were approved by the Corporation's Board of Directors, or

         (B) after the date referred to in subparagraph (A) above, the terms of such transaction were approved by both two-thirds of the Whole Board (as hereinafter defined in paragraph (c)(6) of this Article VIII), and a majority of those members of the Board of Directors who shall constitute Continuing Directors (as hereinafter defined in paragraph (c)(5) of this Article VIII).

         (2) The Board of Directors of the Corporation, when evaluating any Business Combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects of such Business Combination on the employees, customers, suppliers and other constituents of the Corporation and its Subsidiaries and on the communities in which the Corporation and its Subsidiaries operate or are located.

         (g) Any amendment, alteration, change or repeal of this Article VIII shall, in addition to any other vote or approval required by law or by these Articles of Incorporation, require the affirmative vote of the holders of then outstanding Voting Shares entitled to cast at least 80% of the votes entitled to be cast by the holders of all of the then outstanding Voting Shares (and such affirmative vote must include the affirmative vote of the holders of Voting Shares entitled to cast a majority of the votes entitled to be cast by the holders of all Voting Shares not Beneficially Owned by any Substantial Stockholder); PROVIDED, HOWEVER, that this paragraph (g) shall not apply to, and such 80% vote (and such further majority vote) shall not be required for, any amendment, alteration, change or repeal declared advisable by the Board of Directors by the affirmative vote of two-thirds of the Whole Board and submitted to the stockholders for their consideration, but only if a majority of the members of the Board of Directors acting upon such matter shall be Continuing Directors.

                                   ARTICLE IX
                                   ----------

         No action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         In addition to any other provision of these Articles of Incorporation, there shall be required to amend, alter, change or repeal any of the provisions of this Article IX the affirmative vote of the holders of 80% of all classes of stock of the Corporation entitled to vote in elections of directors, considered for this purpose as one class.

PROVISIONS OF BY-LAWS:

                                   ARTICLE II

                         ANNUAL MEETINGS OF SHAREHOLDERS
                         -------------------------------

                  Section 1. PLACE OF MEETING. All meetings of shareholders for the election of directors shall be held in the City of Palm Beach Gardens, State of Florida, at such place as may be fixed from time to time by the board of directors, or at such other place, either within or without the State of Florida, as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

                  Section 2. DATE AND HOUR OF MEETING. Annual meetings of shareholders, commencing with the year 1983, shall be held on the third Thursday of November, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and hour as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

                  Only such business shall be conducted as shall have been brought before the meeting by or at the direction of the presiding officer.

                  Section 3. NOTICE OF MEETING. Written notice of the annual meeting, stating the place, date and hour of the meeting, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                  Section 4. PURPOSE OF MEETING. At the annual meeting, the shareholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

                  Section 5. MATTERS TO BE CONSIDERED AT ANNUAL MEETING. At an annual meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the annual meeting (a) by, or at the direction of, the board of directors or (b) by any shareholder of record of the corporation who is such a shareholder at the time of giving of notice pursuant to this Section 5, who is entitled to vote at such meeting and with respect to such proposal and who complies with the notice procedures set forth in this Section 5. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made. A shareholder's notice to the secretary of the corporation shall set forth as to each matter the shareholder proposes to bring before that annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the corporation's capital stock which are beneficially owned by (I) the shareholder; (ii) any other person who beneficially owns, or shares beneficial ownership, of any shares owned of record or beneficially by such shareholder;
(iii) any group of which the shareholder is a member; (iv) any person acting in concert with such shareholder or group; (v) any affiliates or associates of the foregoing persons; and (vi) any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice and (d) any financial interest of the persons referred to in clauses (I) through (v) of the foregoing clause (c) in, or with respect to, the proposal which is to be made. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 5. As used in this paragraph: the term "beneficial ownership" (or derivations thereof) shall include, without limitation, "beneficial ownership" as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor regulation thereto, and a person shall be deemed, without limitation to beneficially own any shares which such person is deemed to beneficially own under such Rule 13d-3 or any such successor regulation; the terms "affiliate" and "associate" mean persons defined as such "affiliates" or "associates" in accordance with Rule 12b-2 under the Exchange Act, or any successor regulation thereto; and the term "group" means a "group" as defined in Rule 13d-5 under the Exchange Act, or any successor regulation thereto.

                  A shareholder's notice to the secretary of the corporation shall be submitted to the board of directors for review. The board of directors, or a designated committee thereof, may determine whether a notice has complied with the requirements of this Section 5, and may reject as invalid any shareholder proposal which was not the subject of a notice timely made in accordance with, and containing all information required by, the terms of this
Section 5. If neither the board of directors nor such committee makes a determination as to the compliance with the requirements of this Section 5, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether such notice has so complied and whether the shareholder proposal described in such notice may be made in accordance with the terms of this Section 5. If the board of directors or a designated committee thereof or the presiding officer determines that a shareholder proposal was the subject of a notice made in accordance with the terms of this Section 5, and if the shareholder giving such notice shall make such proposal, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the board of directors or a designated committee thereof or the presiding officer determines that a shareholder proposal was not the subject of a notice made in accordance with the terms of this Section 5, and if the shareholder giving such notice shall make such proposal, the presiding officer shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

                  This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, the board of directors and committees of the board of directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

                  Section 6. CONDUCT OF MEETINGS OF SHAREHOLDERS BY PRESIDING OFFICER. The presiding officer at any meeting of the shareholders of the corporation shall have the power (A) to determine the procedure to be followed in presenting and voting upon all business that may be transacted at the meeting and to adopt, to the extent he deems appropriate, rules for such purpose, (B) to adjourn a meeting, duly called and noticed, at which a quorum is present in person or by proxy if a matter to be considered and acted upon at the meeting requires the affirmative vote of more than a majority of a quorum at the meeting voting in person or by proxy and at the meeting as originally duly called and noticed (I) the number of shares voted in person or by proxy in favor of such matter is insufficient to approve it and (ii) the number of shares voted in person or by proxy against such matter is insufficient to disapprove it. Shares which are voted in person or by proxy as abstaining from voting on any such matter shall be deemed not to have voted on such matter for the purposes of this
Section 6. At any adjourned meeting which has been adjourned by the presiding officer as provided in this Section 6, any business may be transacted which could have been transacted at the meeting as originally called if a quorum is present.

                                   ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS
                        --------------------------------

                  Section 1. TIME AND PLACE OF MEETING. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Florida, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. PURPOSE OF MEETING: PERSONS ENTITLED TO CALL. Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by the chairman of the board and shall be called by the chairman of the board or the secretary at the request in writing of a majority of the board of directors or of the holders of not less than one-tenth of all the shares entitled to vote at the meeting. Any such request shall state the purpose or purposes of the proposed meeting.

                  Only such business shall be conducted as shall have been brought before the meeting by or at the direction of the presiding officer.

                  Section 3. NOTICE OF MEETING. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                  Section 4. BUSINESS TRANSACTED AT MEETING. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of the meeting.

                                   ARTICLE IV

                                SHAREHOLDER LIST:
                           QUORUM AND VOTING OF STOCK
                           --------------------------

                  Section 1. SHAREHOLDER LIST. The officer or agent having charge of the corporation's stock transfer books shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, with the address and number of shares held by each shareholder. For a period of ten days prior to the meeting, the list shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder at any time during the meeting.

                  Section 2. QUORUM. A majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders, except as otherwise provided by statute or by the articles of incorporation. If a quorum shall not be present or represented at any meeting of shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                  Section 3. VOTE REQUIRED FOR SHAREHOLDERS' ACTION. Except in elections for directors, if a quorum is present, a vote shall be the act of the shareholders if the affirmative vote of shares of stock represented at the meeting and entitled to vote on the subject matter exceed the votes cast opposing the action, unless the vote of a greater number of shares of stock is required by statue or by the articles of incorporation. In elections for directors, if a quorum is present, directors are elected by a plurality of the votes cast by the shares of stock represented and entitled to vote at the meeting, unless the vote of a greater number of shares of stock is required by the articles of incorporation. The candidates for directors receiving the highest number of votes, up to the number of directors to be elected, are elected.

                  Section 4. VOTING OF SHARES. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the articles of incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

                  Section 5. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Unless otherwise provided in the articles of incorporation, any action required by statute to be taken at any annual or special meeting of shareholders or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon. Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided by statute, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of law regarding the rights of dissenting shareholders.